Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

Celsius Continues to Accelerate Growth in Convenience Store Channel

Latest Retail Scan data indicates strong growth in volume

Boca Raton, FL (September 5, 2019) –Celsius Holdings, Inc. (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced that the company continues to further penetrate the convenience store market as trend forward functional energy brands capitalize on consumer shifts towards healthier, better-for-you functional energy. The company reported that it has gained 3,245 new doors within the convenience store channel in 2019 from a broad cross-section of leading convenience retailers including Quik Trip, Pilot Flying J, Buc-ee’s, Casey’s, Circle K and 7-Eleven.

SPINS third party data (Shelf Stable Energy & Functional Beverages, Convenience) for the 52 weeks ended August 11, 2019 indicates Celsius’ sales in the energy convenience channel grew at 39.5% year-over-year, showing Celsius is significantly outpacing the channel in volume growth in existing accounts. With retailers broadening their traditional energy drink offerings to align with today’s consumer demands, it’s anticipated that convenience stores will be reshaping planograms to integrate so called “Performance Energy” brands.

“We are gaining considerable momentum and with the power of our trend forward brand, CELSIUS® is driving considerable growth, outpacing larger more established brands,” said John Fieldly, President and Chief Executive Officer. “The progress we are making to expand in the convenience store channel and capture additional market share is evidenced by the latest independent, industry-backed research. The data clearly validates our assertions for strong consumer demand for our functional fitness drinks and our achievements in broadening our placements with more retailers while at the same time increasing volume per location. Celsius has rapidly established itself as a leader in functional energy as demonstrated by its many initial new customer launches, similar to the initial 500 store test launches in CVS and Target prior to their national expansion. We continue to launch new test markets with marquee retailers at a higher rate than any point in our history and look forward to adding additional clarity on these accounts in the coming months.”

Fieldly continued, “We remain confident in our ability to drive sales even higher in the convenience store channel as we continue to increase our ACV % through additional launches with national retail chains and distribution partners. With CELSIUS® being in roughly 10% of all convenience stores nationally, this shift in retailers broadening their energy sets offers a massive opportunity since we are already outperforming the category in existing locations. Our CELSIUS® brand is aligned with today’s health minded consumer and our fitness position has mass appeal.”

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS® has five beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The five lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® On-the-Go, CELSIUS® BCAA’s and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, GNC, Vitamin Shoppe, 7-Eleven, Dick’s Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw’s and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, visit CELSIUS® at www.celsius.com or Celsius Holdings, Inc., at www.celsiusholdingsinc.com.

Interested in carrying CELSIUS® as a distributor or in your retail cooler? Contact SALES@CELSIUS.COM

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.